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                                     [LETTERHEAD]


                                                           June 30, 1997


Prudential Investments Fund
  Management LLC
Gateway Center Three
Newark, New Jersey  07102

              Re:  Prudential Municipal Bond Fund -
                      Post-Effective Amendment to
                      Registration Statement on Form N-1A
                   --------------------------------------

Ladies and Gentlemen:

    You have requested our opinions as to certain matters of Massachusetts law relating to Prudential Municipal Bond Fund (formerly "Prudential-Bache Municipal Bond Fund"), a trust with transferable shares (the "FUND"), established under Massachusetts law pursuant to a Declaration of Trust Declaration of Trust originally filed November 3, 1986 (the "ORIGINAL DECLARATION"), as amended and restated by an Amended and Restated Declaration of Trust filed September 15, 1994, supplemented by an Amended and Restated Certificate of Designation filed May 2, 1995 and further amended by an Amended Certificate of Designation filed June 20, 1996 (the Original Declaration, as so amended, restated and supplemented, the "DECLARATION"). We understand that this letter is to be filed with the Securities and Exchange Commission (the "SEC") in conjunction with the Fund's filing, pursuant to Section 24(e)(1) of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and the rules and regulations of the SEC thereunder, of Post-Effective Amendment No. 16 to the Fund's Registration Statement on Form N-1A (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), Registration No. 33-10649, and Post-Effective Amendment No. 20 to its Registration Statement under the Investment Company Act, Registration No. 811-4930 (collectively, the "AMENDMENT").

    We have acted as Massachusetts counsel to the Fund in connection with the preparation of the Amendment and the authorization by the Trustees of the Fund (the "TRUSTEES") of the issuance and sale of shares of beneficial interest, par value $.01 per share ("SHARES"), of the several series to which the Registration Statement relates (the "SUBJECT SERIES"). In this connection we have examined and are familiar with the Declaration and the By-laws of the Fund, and we have reviewed the actions taken by the Trustees to organize the Fund, to designate series of Shares and to authorize the issuance and sale of Shares of the three series (the High Yield Series, the Insured Series and the Modified Term Series) which have been issued by the Fund to date. In addition, we have examined

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Prudential Investments Fund
    Management LLC                    -2-                          June 30, 1997

the Amendment, substantially in the form in which it is to be filed with the SEC, the forms of the Prospectus (the "PROSPECTUS") and the Statement of Additional Information (the "SAI") included in the Amendment, certificates of officers of the Fund as to actions of the Trustees, certificates of officers of the Fund and of public officials as to other matters of fact, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as copies, which facts we have not independently verified.

    Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under Massachusetts law:

         1. The Fund is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

         2. The Fund is authorized to issue an unlimited number of Shares; the Shares of each of the Subject Series have been duly and validly authorized by all requisite action of the Trustees, and no action of shareholders of the Fund was required in such connection.

         3. The Shares subject to the Registration Statement, when duly sold, issued and paid for as contemplated by the Prospectus and the SAI, will be validly and legally issued by the Fund, fully paid and non-assessable by the Fund.

    With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

    This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

    We hereby consent to the filing of this letter with the SEC in conjunction with filing of the Amendment, but we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                                                 Very truly yours,



                                                 SULLIVAN & WORCESTER LLP